UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2009

Pacific State Bancorp
(Exact name of registrant as specified in its charter)

California	0-49892	61-1407606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1899 W. March Lane Stockton, California	95207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (209) 870-3214

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02Departure of Directors or Principal Officers; Election of Directors;Appointment of Principal Officers.

On August 3, 2009, Steven J. Kikuchi announced his resignation from the Board of Directors for Pacific State Bancorp.  Mr. Kikuchi moved to Hawaii several years ago and he cited personal reasons for his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific State Bancorp
Date: August 4, 2009	By: /S/ Justin R. Garner
Justin R. Garner
Vice President and Chief Financial Officer